Pricing Supplement No.             c04-0615
         Pricing Supplement Dated:          June 15, 2004
         Rule 424(b)(3)
         File No.                           333-106272

         (To Prospectus Supplement Dated September 22, 2003
         and Prospectus Dated June 30, 2003)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series C
         Due Nine Months or More From Date of Issue

         Trade Date:                        June 15, 2004
         Issue Date:                        June 18, 2004
         Settlement Date:                   June 18, 2004
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XDX6
         Aggregate Principal Amount:        USD 3,678,000.00
         Price to Public:                   100%
         Concession:                        0.6000%
         Net Proceeds to Issuer:            USD 3,655,932.00
         Interest Rate (per annum):         3.7000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       December 15, 2004
         Maturity Date:                     December 15, 2007
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable

         Other Info

         --------------------------------------------------------------

         CUSIP:                             17307XDY4
         Aggregate Principal Amount:        USD 1,494,000.00
         Price to Public:                   100%
         Concession:                        2.0000%
         Net Proceeds to Issuer:            USD 1,464,120.00
         Interest Rate (per annum):         5.7500%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Monthly
         First Interest Payment Date:       July 15, 2004
         Maturity Date:                     June 15, 2019
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info

         --------------------------------------------------------------

         CUSIP:                             17307XDZ1
         Aggregate Principal Amount:        USD 3,457,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 3,370,575.00
         Interest Rate (per annum):         5.7500%
         Coupon Type:                       STEP-UP
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       December 15, 2004
         Maturity Date:                     June 15, 2024
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info        Initial coupon: 5.75%; Step-ups: 6.00% on
                           06/15/2009; 6.25% on 06/15/2014; 6.50% on
                           06/15/2019

         --------------------------------------------------------------

         CUSIP:                             17307XEA5
         Aggregate Principal Amount:        USD 3,995,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 3,895,125.00
         Interest Rate (per annum):         6.0000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Quarterly
         First Interest Payment Date:       September 15, 2004
         Maturity Date:                     June 15, 2029
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning June 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info